Exhibit 4.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Power of Attorney

Dated September 25, 2024

I, Chen Li, a citizen of the People’s Republic of China, with ID Card No. [***], being a shareholder holding 30% of the equity (“My Equity”) in Wuhan Young Will Ltd. (the “Target Company”), hereby irrevocably appoint, designate and authorize Beijing ZSZQ Network Technology Co., Ltd. (the “Wholly Foreign-Owned Enterprise”) to exercise the following rights on my behalf during the validity period of this Power of Attorney:

The Wholly Foreign-Owned Enterprise is hereby authorized as my sole and exclusive attorney-in-fact and authorized representative to fully act on my behalf and in my name to exercise, including but not limited to, the following rights in connection with My Equity in the Target Company: (1) to convene and attend shareholders’ meetings of the Target Company; (2) to exercise all shareholders’ powers, rights, and voting rights vested in all shareholders under the Chinese law and the articles of association (as amended from time to time) of the Target Company, including but not limited to matters concerning the determination of profit distribution or annual budgets of Shanghai Forking; (3) to obtain information regarding the Target Company’s operations, business, customers, finances, employees, and other relevant information, and to inspect and review all relevant documents and materials of the Target Company; (4) to deal with the sale, transfer, pledge, or disposition of the Target Company’s equity (in whole or in any part), including but not limited to executing on my behalf all necessary equity transfer documents, and other documents in connection with the disposition of the Target Company’s equity, and to handle all necessary procedures; (5) to sign any resolutions and meeting minutes on my behalf in the capacity of a shareholder and director of the Target Company; and (6) to approve any amendments to the Target Company’s articles of association or to exercise any other rights vested in shareholders by relevant laws and regulations. I will provide full assistance to the Wholly Foreign-Owned Enterprise in exercising the foregoing rights and handling the foregoing matters.

The Wholly Foreign-Owned Enterprise is hereby granted the right, within the scope of this Power of Attorney, to act on my behalf in signing the transfer agreement stipulated in the Exclusive Purchase Right Contract (where I am a party thereto as required) and to duly perform the Equity Pledge Contract and the Exclusive Purchase Right Contract, both of which are signed on the same date as this Power of Attorney. The exercise of this right will not impose any restrictions on the authorization granted herein.

All actions taken by the Wholly Foreign-Owned Enterprise in connection with My Equity shall be deemed as my own actions, and all documents executed by it shall be deemed as executed by me. The Wholly Foreign-Owned Enterprise may act at its own discretion when taking the foregoing actions without the need to seek my prior consent, and I hereby acknowledge and approve such actions of and/or documents executed by the Wholly Foreign-Owned Enterprise.

The Wholly Foreign-Owned Enterprise is hereby granted the right to delegate and is authorized to, without prior notice to me or obtaining my consent, further delegate other individuals or entities to handle the foregoing matters and the exercise of My Equity or to transfer its rights related to the foregoing matters.

Provided that I am a shareholder of the Target Company, this Power of Attorney shall be irrevocable from the date of execution and shall remain in full force and effect unless the Wholly Foreign-Owned Enterprise issues a written instruction to the contrary. Where the Wholly Foreign-Owned Enterprise notifies me in writing to terminate this Power of Attorney in whole or in part, I will immediately withdraw the authorizations and appointments made to the Wholly Foreign-Owned Enterprise hereunder and will forthwith execute a new Power of Attorney in the same form as this Power of Attorney to appoint and authorize any other person nominated by the Wholly Foreign-Owned Enterprise with the same content as this Power of Attorney.

Except as otherwise provided herein, the Wholly Foreign-Owned Enterprise shall have the right to allocate, use, or otherwise dispose of any cash proceeds/dividend bonus and other non-cash benefits derived from My Equity as instructed by me in oral or written form.

During the validity period of this Power of Attorney, I hereby waive all rights related to My Equity that have been granted to the Wholly Foreign-Owned Enterprise hereunder and shall not exercise such rights personally.

[No text below]

No text below; this page is for signature only.

Authorized Person:	Chen Li

Signature:	/s/ Chen Li

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Power of Attorney

Dated September 25, 2024

I, Huang Shengjie, a citizen of the People’s Republic of China, with ID Card No. [***], being a shareholder holding 70% of the equity (“My Equity”) in Wuhan Young Will Ltd. (the “Target Company”), hereby irrevocably appoint, designate and authorize Beijing ZSZQ Network Technology Co., Ltd. (the “Wholly Foreign-Owned Enterprise”) to exercise the following rights on my behalf during the validity period of this Power of Attorney:

The Wholly Foreign-Owned Enterprise is hereby authorized as my sole and exclusive attorney-in-fact and authorized representative to fully act on my behalf and in my name to exercise, including but not limited to, the following rights in connection with My Equity in the Target Company: (1) to convene and attend shareholders’ meetings of the Target Company; (2) to exercise all shareholders’ powers, rights, and voting rights vested in all shareholders under the Chinese law and the articles of association (as amended from time to time) of the Target Company, including but not limited to matters concerning the determination of profit distribution or annual budgets of Shanghai Forking; (3) to obtain information regarding the Target Company’s operations, business, customers, finances, employees, and other relevant information, and to inspect and review all relevant documents and materials of the Target Company; (4) to deal with the sale, transfer, pledge, or disposition of the Target Company’s equity (in whole or in any part), including but not limited to executing on my behalf all necessary equity transfer documents, and other documents in connection with the disposition of the Target Company’s equity, and to handle all necessary procedures; (5) to sign any resolutions and meeting minutes on my behalf in the capacity of a shareholder and director of the Target Company; and (6) to approve any amendments to the Target Company’s articles of association or to exercise any other rights vested in shareholders by relevant laws and regulations. I will provide full assistance to the Wholly Foreign-Owned Enterprise in exercising the foregoing rights and handling the foregoing matters.

The Wholly Foreign-Owned Enterprise is hereby granted the right, within the scope of this Power of Attorney, to act on my behalf in signing the transfer agreement stipulated in the Exclusive Purchase Right Contract (where I am a party thereto as required) and to duly perform the Equity Pledge Contract and the Exclusive Purchase Right Contract, both of which are signed on the same date as this Power of Attorney. The exercise of this right will not impose any restrictions on the authorization granted herein.

All actions taken by the Wholly Foreign-Owned Enterprise in connection with My Equity shall be deemed as my own actions, and all documents executed by it shall be deemed as executed by me. The Wholly Foreign-Owned Enterprise may act at its own discretion when taking the foregoing actions without the need to seek my prior consent, and I hereby acknowledge and approve such actions of and/or documents executed by the Wholly Foreign-Owned Enterprise.

The Wholly Foreign-Owned Enterprise is hereby granted the right to delegate and is authorized to, without prior notice to me or obtaining my consent, further delegate other individuals or entities to handle the foregoing matters and the exercise of My Equity or to transfer its rights related to the foregoing matters.

Provided that I am a shareholder of the Target Company, this Power of Attorney shall be irrevocable from the date of execution and shall remain in full force and effect unless the Wholly Foreign-Owned Enterprise issues a written instruction to the contrary. Where the Wholly Foreign-Owned Enterprise notifies me in writing to terminate this Power of Attorney in whole or in part, I will immediately withdraw the authorizations and appointments made to the Wholly Foreign-Owned Enterprise hereunder and will forthwith execute a new Power of Attorney in the same form as this Power of Attorney to appoint and authorize any other person nominated by the Wholly Foreign-Owned Enterprise with the same content as this Power of Attorney.

Except as otherwise provided herein, the Wholly Foreign-Owned Enterprise shall have the right to allocate, use, or otherwise dispose of any cash proceeds/dividend bonus and other non-cash benefits derived from My Equity as instructed by me in oral or written form.

During the validity period of this Power of Attorney, I hereby waive all rights related to My Equity that have been granted to the Wholly Foreign-Owned Enterprise hereunder and shall not exercise such rights personally.

[No text below]

No text below; this page is for signature only.

Authorized Person:	Huang Shengjie

Signature:	/s/ Huang Shengjie